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                                                                                        EXHIBIT 21.1


                                          SUBSIDIARIES OF THE REGISTRANT



                                                                                        Jurisdiction of
Name of Subsidiary                                   Direct/Indirect                    Incorporation
------------------                                   ---------------                    -------------

Blue Ridge Finance Company, Inc.                     Direct                             South Carolina

Carolina First Bank                                  Direct                             South Carolina

Carolina First Bank, F.S.B.                          Direct                             United States

Carolina First Guaranty Reinsurance, Ltd.            Direct                             Nevus

Carolina First Mortgage Company                      Direct                             South Carolina

Carolina First Mortgage Loan Trust                   Indirect                           South Carolina

Carolina First Securities, Inc.                      Indirect                           South Carolina

CF Investment Company                                Indirect                           South Carolina

Resource Processing Group, Inc.                      Direct                             South Carolina

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